Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
(Form Type)
Mineralys Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	8,928,065 shares (2)	$16.00 (3)	$142,849,040	$110.20 per $1,000,000	$15,741.97
Equity	Common stock, $0.0001 par value per share	Rule 457(h)	1,071,935 shares (4)	$16.00 (3)	$17,150,960	$110.20 per $1,000,000	$1,890.04
Equity	Common stock, $0.0001 par value per share	Rule 457(h)	1,365,442 shares (5)	$0.98 (6)	$1,338,133	$110.20 per $1,000,000	$147.46
Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	1,600,000 shares (7)	$16.00 (3)	$25,600,000	$110.20 per $1,000,000	$2,821.12
Total Offering Amounts					$186,938,133		$20,600.59
Total Fee Offsets (8)							$0
Net Fee Due							$20,600.59
(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)Represents 10,000,000 shares of common stock issuable under the Mineralys Therapeutics, Inc. 2023 Incentive Award Plan (the “2023 Plan”), which number consists of (a) 3,578,065 shares of common stock initially available for future grants under the 2023 Plan, and (b) up to an additional 5,350,000 shares of common stock that may become issuable under the 2023 Plan pursuant to its terms. To the extent outstanding awards under the 2023 Plan or the Mineralys Therapeutics, Inc. 2020 Equity Incentive Plan, as amended (the “2020 Plan”) are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2023 Plan. See footnotes 4 and 5 below.
(3)This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The computation is based upon the initial public offering price of the registrant’s common stock set forth on the cover page of the registrant’s prospectus dated February 9, 2023 relating to its initial public offering, which is also the weighted average exercise price of the outstanding options under the 2023 Plan described in footnote (4).
(4)Represents 1,071,935 shares of common stock subject to outstanding options under the 2023 Plan. To the extent outstanding options under the 2023 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2023 Plan. See footnote 2 above. Each of the options has an exercise price per share equal to the initial public offering price of the registrant’s common stock set forth on the cover page of the registrant’s prospectus dated February 9, 2023 relating to its initial public offering.
(5)Represents 1,365,442 shares of common stock subject to outstanding options under the 2020 Plan. To the extent outstanding options under the 2020 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2023 Plan. See footnote 2 above.
(6)This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $0.98 per share, which is the weighted average exercise price of outstanding options granted under the 2020 Plan being registered.
(7)Represents 1,600,000 shares of common stock issuable under the Mineralys Therapeutics, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”), which number consists of (a) 400,000 shares of common stock initially available for future grants under the ESPP, and (b) up to an additional 1,200,000 shares of common stock that may become issuable under the ESPP pursuant to its terms.
(8)The Registrant does not have any fee offsets.
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